Exhibit 99.1

One Ameren Plaza
 1901 Chouteau
Avenue
St. Louis, MO  63103

Ameren News Release

Contacts:

Media                                      Analysts                            Investors
Tim Fox                                               Theresa Nistendirk                           Investor Services
(314) 554-3120                                            (314) 206-0693                   (800) 255-2237
tfox2@ameren.com                                           tnistendirk@ameren.com                     invest@ameren.com

FOR IMMEDIATE RELEASE

AMEREN ANNOUNCES 2006 EARNINGS GUIDANCE

Updates 2005 Earnings Guidance

    ST. LOUIS, MO., Jan. 17, 2006—Ameren Corporation (NYSE: AEE) today updated its 2005 earnings guidance and announced its expectations for earnings in 2006. The company expects its 2005 earnings, before the adoption of a new accounting standard, to be in the range of $3.05 to $3.15 per share, within its previous guidance range of $3.00 to $3.20. Ameren’s guidance for 2005 is subject to completion of year-end reporting processes and excludes an expected after-tax charge of approximately $20 million associated with the adoption of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which requires Ameren to record additional asset retirement obligations associated with its non-rate-regulated electric generating operations.

    For 2006, the company expects earnings will be in the range of $2.95 to $3.25 per share. Ameren’s guidance for 2006 assumes normal weather and is subject to, among other things, plant operations, energy market and economic conditions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in Ameren’s Forward-looking Statements.

    "Compared to 2005, earnings in 2006 are expected to benefit from the lack of a scheduled refueling and maintenance outage at our Callaway nuclear plant, continued solid power markets, improved plant operations and organic growth in our service territory,” said Gary L. Rainwater, chairman, chief executive officer and president of Ameren Corporation. “However, we anticipate that earnings in 2006 will be negatively impacted by increased coal and related transportation costs and the lack of the availability of our 440 megawatt Taum Sauk pumped-storage plant.” Rainwater added that the company expects to incur higher depreciation and related financing costs in 2006, due to significant rate-regulated generation plant additions in 2005 and 2006, and expects to experience higher expenses for employee benefits and bad debts in 2006.

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    Ameren also announced today that it expects its 2006 capital expenditures to be approximately $1.2 billion, including $290 million associated with the previously announced acquisitions of 1,490 megawatts of combustion turbine generating facilities for its regulated AmerenUE operations. These acquisitions are subject to regulatory approvals and other closing conditions.

    Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Tuesday, Jan. 17, to discuss updated 2005 earnings guidance, 2006 earnings guidance, regulatory proceedings and other matters related to the company. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Ameren Corporation 2006 Earnings Guidance Conference Call," then the appropriate audio link. A slide presentation will also be available on Ameren’s Web site that reconciles 2006 earnings guidance to updated 2005 earnings guidance. In addition, this presentation includes information related to our updated 2005 earnings guidance, as well as information on regulatory and other matters that will be discussed during the conference call. This presentation will be posted in the “Investors” section of the Web site under “Presentations.” The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 11:30 a.m. noon (Central Time), from Jan. 17 through Jan. 24, by dialing, U.S. (800) 405-2236; international (303) 590-3000 and entering the number: 11051095#.

    With assets of more than $18 billion, Ameren serves approximately 2.3 million electric customers and more than 900,000 natural gas customers in a 64,000 square mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 15,200 megawatts.

    Forward-looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provi-sions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the SEC, could cause actual results to differ materially from management expectations as suggested by such forward-looking statements:

•	regulatory actions, including changes in regulatory policies and ratemaking determinations;
•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as when the current electric rate freeze and current power supply contracts expire in Illinois in 2006;

•	the effects of participation in the MISO;

•
the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;
•	disruptions of the capital markets or other events that access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit ratings agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	generation plant construction, installation, availability and performance, including costs associated with the Taum Sauk pump-storage plant incident and its future use;
•	operation of UE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements will be introduced over time, which could have a negative financial effect;

•	labor disputes, future wages and employee benefits costs, including changes in returns on benefit plan assets;
•	difficulties in integrating IP with Ameren’s other businesses;
•	changes in the energy markets, environmental laws or regulations, interest rates, or other factors that could adversely affect assumptions in connection with the CILCORP and IP acquisitions;
•	the impact of conditions imposed by regulators in connection with their approval of Ameren’s acquisition of IP;
•	the inability of our counterparties to meet their obligations with respect to our contracts and financial instruments;
•	the cost and availability of transmission capacity for the energy generated by Ameren generating facilities or required to satisfy energy sales;
•	legal and administrative proceedings; and
•	acts of sabotage, war or terrorist activities.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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